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                                                                   Exhibit 10.10

                           INDEMNIFICATION AGREEMENT

      Agreement, effective as of October 21, 1991, between THE HORN & HARDART COMPANY, a Nevada corporation (the "Company"), and MICHAEL P. SHERMAN (the "Indemnitee").

      WHEREAS, the Indemnitee is and has served as a director, officer or key employee of the Company or any one of its subsidiaries;

      WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors, officers and key employees of public companies in today's environment;

      WHEREAS, in recognition of the Indemnitee's services on behalf of the Company and its subsidiaries, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, if the Indemnitee is a director or officer of the Company or any subsidiary of the Company, and to the extent insurance is maintained, for the continued coverage of the Indemnitee under the Company's directors' and officers' liability insurance policies;

      NOW, THEREFORE, in consideration of the premises and of the Indemnitee's service to the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Certain Definitions. (a) Change in Control: shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, together with any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least

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two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      (b) Claim: any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

      (c) Expenses: attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

      (d) Indemnifiable Event: any event or occurrence relating to the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or relating to anything done or not done by the Indemnitee in any such capacity.

      (e) Reviewing Party: any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board (including the special, independent counsel referred to in Section 3) who is not a party to the particular claim for which the Indemnitee is seeking indemnification.

      (f) Voting Securities: with respect to the Company or any other corporation, any securities of the Company or such other corporation which vote generally in the election of directors.


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      2. Basic Indemnification Agreement. (a) In the event the Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company by Indemnitee, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control the Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by the Indemnitee against the company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim. If so requested by the Indemnitee, the Company shall advance (within two business days of such request) any and all Expenses to the Indemnitee (an "Expense Advance").

      (b) Notwithstanding the foregoing, (i) the obligations of the Company under section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special, independent counsel referred to in Section 3 is involved) that the Indemnitee would not be permitted to be indemnified under applicable law, and
(ii) the obligation of the Company to make an Expense Advance pursuant to
Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, that if the Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been a Change in Control, the Reviewing Party shall be the special, independent counsel referred to in Section 3. If there has been no determination by the Reviewing Party or if the Reviewing Party determines, that the Indemnitee would not be permitted to be indemnified in whole or in past under applicable


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law, the Indemnitee shall have the right to commence litigation in any court in the state of New York or Nevada having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

      3. Change In Control. The Company agrees that if there is a Change in Control then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Company By-law or the Company's Restated Articles of Incorporation now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

      4. Indemnification for Additional Expenses. The Company shall indemnify the Indemnitee against any and all expenses (including attorneys' fees) and, if requested by the Indemnitee, shall (within two business days of such request) advance such expenses to the Indemnitee which are incurred by the Indemnitee in connection with any claim asserted against or action brought by the Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company By-law or the Company's Restated Articles of Incorporation now or hereafter in effect relating to Claims for Indemnifiable Events or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

      5. Partial Indemnity, Etc. If the Indemnitee is entitled under any provisions of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement or a Claim but not for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the


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Indemnitee is entitled. Moreover, notwithstanding any other provision of this
Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Claim relating in whole or in part to an Indemnifiable Event or in defense of any Claim relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

      6. No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

      7. Non-Exclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the company's Restated Articles of Incorporation and the Nevada Revised Statutes or otherwise. To the extent that a change in the Nevada Revised statutes (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Restated Articles of Incorporation and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by virtue of this agreement the greater benefits so afforded by such change.

      8. Liability Insurance. The Company shall and shall cause its subsidiaries to maintain an insurance policy or policies providing directors' and officers' liability insurance and the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage currently available under such policy or policies maintained by the Company and its subsidiaries any Company director or officer; provided, that the Company shall not be required to maintain such insurance policy or policies to the extent that the cost of such liability insurance shall exceed 150% of the current cost of much insurance in effect on the date hereof, and, provided further, that in the event the Company cannot obtain such insurance coverage at 150% of the current cost of such insurance, the Company shall obtain the maximum amount of insurance coverage available for such amount.

      9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf


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of the Company or any affiliate of the Company against the Indemnitee or the
Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliates shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

      10. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      11. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

      12. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

      13. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor or assign by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer, director or employee of the Company or of any other enterprise at the Company's request.

      14. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by 1aw.


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      15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state without giving affect to New York principles of conflicts of laws.

      16. Guaranty. By its execution or this Indemnification Agreement, The Hanover Companies unconditionally guaranties performance by the Company of its obligations under this Indemnification Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement this ____ day of October, 1991.


                                       THE HORN & HARDART COMPANY

                                       By:______________________________________
                                       Name:
                                       Title:


                                       THE HANOVER COMPANIES

                                       By:______________________________________
                                       Name:
                                       Title:


                                       _________________________________________
                                       Michael P. Sherman


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